Exhibit 99

Noble Innovations Establishes Executive Advisory Board and Announces Its First Member - James F. Holmes, President of The Marketing Group

Tuesday July 15, 6:00 am ET

PHOENIX--(BUSINESS WIRE)--Noble Innovations, Inc. (OTCBB: NOBV - News) announced today that it has formed an Executive Advisory Board for the purpose of providing marketing, management and operations assistance to its management team. James A. Cole, President and Chairman of the Board, stated, “The creation of an advisory board composed of high caliber executives and professionals is an important step in the fulfillment of the Company’s long-range business plan. It is our goal to have an advisory board member from each of the major business disciplines: marketing, manufacturing, finance, and legal. With that goal in mind,” Cole went on to say, “I am pleased to announce that James F. Holmes, President of The Marketing Group, from Scottsdale, Arizona, has accepted the invitation to become the Company’s first advisory board member.”

Mr. Holmes, who has personally managed the work that The Marketing Group has performed for Noble Innovations, Inc. during the past fifteen months, is a marketing and advertising veteran with over three decades of experience. He started his own advertising firm in Houston, Texas in the late 70s. This agency quickly became the 8th largest in the South and won national awards of excellence including the prestigious Clio Award. In 1986, Jim relocated to Arizona where he established the JFH Marketing Group, a marketing, advertising, and print management company. The company name was later changed to The Marketing Group. The Marketing Group specializes in creative marketing, design, PR, web site development and printing services, in Business-to-Business and Consumer Sales and has an extensive and diverse client base including local non-profit organizations and several major national brands.

James Cole also commented that, “Noble Innovations, Inc. chose The Marketing Group, and specifically Jim Holmes, to work with it in the development of its marketing plans because of the nationally recognized capabilities within that company and the international reputation of Mr. Holmes. I believe that today’s appointment of Mr. Holmes to our advisory board coincides with our company’s transition from being known chiefly in the plumbing and building industries to becoming a nationally recognized brand and a household name.”

When asked to serve on the board, Mr. Holmes stated, “I am honored to become a member of Noble Innovations’ advisory board and to work with not only James Cole, President, but also Fred Huggins, the Company’s Vice President of Sales and Marketing. I have been impressed with the progress the Company has made with its first entry into the Green Marketplace with its Viridian Truly Tankless Electric Water Heater and am anxious to help assure its continued success.”

About Noble Innovations, Inc.

Noble Innovations was founded to research, develop, manufacture, market and sell products using various technologies generally classified as “green-conscious.” Noble Innovations intends to supply products that deliver increased functionality and energy efficiency to consumers. The company’s first product is the new Viridian® high-quality, whole house, electric tankless water heater. The company has several fully functioning prototypes in testing and is preparing for its first production. For more information see www.ViridianTankless.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1993 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be “forward-looking statements.”

Such statements are based on expectations, estimates, and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: actual “green” products being identified and produced; Noble’s ability to commence operations; actual revenues resulting from its green products; costs and difficulties related to seeking investment candidates and raising of capital; access to corporate financing, costs, delays, and any other difficulties related to Noble’s business plan, risks, and effects of legal and administrative proceedings and governmental regulations; future financial and operational results; competition; general economic conditions, and the ability to manage and continue growth. Should one or more of Noble’s underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially form the forward-looking statements Noble makes in this news release include market conditions and those set forth in reports or documents Noble files from time to time with the United States Securities and Exchange Commission. Noble undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Noble Innovations, Inc., Phoenix

James A. Cole, 602-455-0507

Fax: 602-233-3434

jcole@noblecares.com